

<ARTICLE> 9
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                      DEC-31-1995
<PERIOD-START>                         JAN-01-1995
<PERIOD-END>                           MAR-31-1995
<CASH>                                       3,328
<INT-BEARING-DEPOSITS>                       9,120
<FED-FUNDS-SOLD>                            13,532
<TRADING-ASSETS>                             6,098
<INVESTMENTS-HELD-FOR-SALE>                    720<F1>
<INVESTMENTS-CARRYING>                         449<F1>
<INVESTMENTS-MARKET>                           451<F1>
<LOANS>                                     27,018
<ALLOWANCE>                                   (754)
<TOTAL-ASSETS>                              72,378
<DEPOSITS>                                  32,191
<SHORT-TERM>                                22,730
<LIABILITIES-OTHER>                          1,815
<LONG-TERM>                                  2,272
<COMMON>                                       466
<PREFERRED-MANDATORY>                            0
<PREFERRED>                                    611
<OTHER-SE>                                   3,591<F2>
<TOTAL-LIABILITIES-AND-EQUITY>              72,378
<INTEREST-LOAN>                                605
<INTEREST-INVEST>                               21
<INTEREST-OTHER>                               372
<INTEREST-TOTAL>                             1,087
<INTEREST-DEPOSIT>                             294
<INTEREST-EXPENSE>                             713
<INTEREST-INCOME-NET>                          374
<LOAN-LOSSES>                                   65
<SECURITIES-GAINS>                               0<F3>
<EXPENSE-OTHER>                                478<F4>
<INCOME-PRETAX>                                301
<INCOME-PRE-EXTRAORDINARY>                     195
<EXTRAORDINARY>                                  0
<CHANGES>                                        0
<NET-INCOME>                                   195
<EPS-PRIMARY>                                 2.03
<EPS-DILUTED>                                 1.98
<YIELD-ACTUAL>                                2.60
<LOANS-NON>                                    118
<LOANS-PAST>                                    92
<LOANS-TROUBLED>                                 4
<LOANS-PROBLEM>                                  0
<ALLOWANCE-OPEN>                               723
<CHARGE-OFFS>                                   66
<RECOVERIES>                                    22
<ALLOWANCE-CLOSE>                              754
<ALLOWANCE-DOMESTIC>                             0<F5>
<ALLOWANCE-FOREIGN>                              0<F5>
<ALLOWANCE-UNALLOCATED>                          0<F5>

<F1> In addition to the investment securities disclosed in this Financial Data
     Schedule, the Corporation has investment securities in its venture capital business. These securities had a carrying value of $1.3 billion as of March 31, 1995.

<F2> Treasury stock of $163 million is included as a reduction of other stockholders' equity.

<F3> Investment securities gains/losses do not include the Corporation's equity securities gains which totalled $55 million.

<F4> Other expenses includes: Salaries and Employee benefit expense of $232 million, Occupancy expense of $36 million, Equipment rentals, depreciation and maintenance expense of $31 million, and other expenses which totalled $179 million.

<F5> Allowance-Domestic, Allowance-Foreign, and Allowance-Unallocated are only disclosed on an annual basis in the Corporation's 10-K and are therefore not included in this Financial Data Schedule.

